POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Sheryl Kinlaw and James M Kennedy (each of whom can sign singly and can act without unanimity) the undersigned s true and lawful attorney-in-fact to execute for and on behalf of the undersigned in the undersigned s capacity as an officer and/or director of THQ Inc (the Company) all reports to be filed by the undersigned pursuant to Section 16(a) of the Securities Exchange Act of 1934 as amended (the Exchange Act) and the rules promulgated thereunder
(including Forms 3 4 and 5 and any successor forms) (the Section 16 Reports) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Section 16 Report complete and execute any amendment or amendments thereto, and timely file such report with the United States Securities and Exchange Commission and any stock exchange or similar authority and take any other action of any type whatsoever in connection with the foregoing that in the opinion of such attorney-in-fact may be of benefit to in the best interest of or legally required by the undersigned it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion the undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-facts substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted The undersigned acknowledges that the foregoing attorneys-in-fact in serving in such capacity at the request of the undersigned, are not assuming nor is the Company assuming any of the undersigned s responsibilities to comply with
Section 16 of the Exchange Act

This Power of Attorney is coupled with an interest and shall remain in full force and effect until the undersigned is no longer required to file
Section 16 Reports with respect to the undersigned s holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys
-in-fact   The undersigned hereby certifies that the undersigned has full capacity to execute and deliver this power of attorney.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this third day of November 2006

SCOTT GUTHRIF